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                             NEW YORK BANCORP INC.
                           241-02 Northern Boulevard
                           Douglaston, New York 11362

                                   Form 10-K
                               September 30, 1996



Exhibit 21.  Subsidiary of the Registrant

Home Federal Savings Bank
241-02 Northern Boulevard
Douglaston, New York  11362

Home Federal Savings Bank is Federally chartered.


Subsidiaries of Home Federal Savings Bank:

Home Fed Advantage Corp.
241-02 Northern Boulevard
Douglaston, New York  11362

State of incorporation:  New York


Alameda Advantage Corp.
241-02 Northern Boulevard
Douglaston, New York  11362

State of incorporation:  New York


Home Fed Equity Corp.
241-02 Northern Boulevard
Douglaston, New York  11362

State of incorporation:  New York


Home Fed Properties Corp.
241-02 Northern Boulevard
Douglaston, New York  11362

State of incorporation:  New York


Home Fed Services, Inc.
241-02 Northern Boulevard
Douglaston, New York  11362

State of incorporation:  New York


HF Investors, Inc.
241-02 Northern Boulevard
Douglaston, New York  11362

State of incorporation:  New York